UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2022

Amesite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39553	82-3431718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

607 Shelby Street Suite 700 PMB 214 Detroit, MI	48226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 876-8130

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AMST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 26, 2022, Amesite Inc. (the “Company”) entered into a master services agreement (the “MSA”), effective as of April 17, 2022 (the “Effective Date”), with the National Association For Equal Opportunity in Higher Education (“NAFEO”), the nation’s only national membership association of all the nation’s Historically Black Colleges and Universities (“HBCUs”) and Predominantly Black Institutions (“PBIs”). Pursuant to the terms of the MSA, the Company has agreed to provide development, configuration, and support services for certain NAFEO-sponsored programs (the “Product”) for use and access by third party universities, teachers, professionals, and students via a complete Enterprise Learning Community Environment® (LCESM) for HBCUs. The MSA shall commence on the Effective Date and shall continue for three years, unless terminated earlier pursuant to the terms of the MSA. Thereafter, this Agreement shall be automatically renewed for successive three year terms, unless either party gives the other party written notice of termination at least 90 days prior to the end of the then current term.

Pursuant to the terms of the MSA, the Company shall work together with NAFEO on NAFEO’s efforts to raise $30 million from donors, of which up to $10 million is currently contemplated to be used to develop the Products and the LCESM for HBCUs. To date, no commitments for such funding have been secured and no amounts have been budgeted to be spent on the development of the Products and the LCE. As presently contemplated, the Products and the LCESM are intended to initially deliver learning programs for up to 12 HBCUs if fully funded and implemented. No assurance can be given that NAFEO will be successful in raising the funds needed to develop the Products and the LCESM during the term, or at all, or that if funds are raised that NAFEO will deploy the proceeds raised for the contemplated purposes, or that if built, that the Products and the LCESM will be able to meet the needs of NAFEO member institutions and/or that NAFEO member institutions will ultimately adopt and/or deploy the Products and the LCESM.

Item 8.01 Other Events.

On August 23, 2022, the Company issued a press release announcing a partnership with Central Michigan University to deliver a complete online education and upskilling solution. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On August 25, 2022, the Company issued a press release announcing the launch of the Conner Prairie Learning Portal, an online education solution offering programs for teachers, parents, and students. The press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On August 26, 2022, the Company issued a press release announcing that the Company’s Chief Executive Officer, Dr. Ann Marie Sastry, was featured on Newsy Tonight with Chance Seals. The press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

On August 29, 2022, the Company issued a press release announcing the execution of the NAFEO Agreement. The press release is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1#	Master Services Agreement, dated August 26, 2022, by and between the Company and NAFEO
99.1	Press release, dated August 23, 2022
99.2	Press release, dated August 25, 2022
99.3	Press release, dated August 26, 2022
99.4	Press release, dated August 29, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMESITE INC.

Date: August 29, 2022	By:	/s/ Ann Marie Sastry, Ph.D.
Ann Marie Sastry, Ph.D.
Chief Executive Officer

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